EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of ETF Series Solutions, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of ETF Series Solutions for the year ended April 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of ETF Series Solutions for the stated period.

/s/ Kristen M. Weitzel	/s/ Kyle L. Kroken
Kristen M. Weitzel President (principal executive officer), ETF Series Solutions	Kyle L. Kroken Treasurer (principal financial officer), ETF Series Solutions

Dated:	7/7/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by ETF Series Solutions for purposes of Section 18 of the Securities Exchange Act of 1934.